     As Filed with the Securities and Exchange Commission on January 29, 1999
                                                 Registration No. 333-________
================================================================================

                           SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                    -----------------
                                        FORM S-8
                                 REGISTRATION STATEMENT
                                         UNDER
                               THE SECURITIES ACT OF 1933
                                    -----------------

                        INTELLIQUEST INFORMATION GROUP, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                          74-2671492
   (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                    -----------------

                        1250 CAPITAL OF TEXAS HIGHWAY SOUTH
                                    BUILDING ONE
                                AUSTIN, TEXAS 78746
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                        INTELLIQUEST INFORMATION GROUP, INC.
                            1996 STOCK PLAN, AS AMENDED

                        INTELLIQUEST INFORMATION GROUP, INC.
                     1997 SUPPLEMENTAL OPTION PLAN, AS AMENDED
                             (FULL TITLE OF THE PLANS)

                                    -----------------


          FRANCIS S. WEBSTER, III                       COPY TO:
         CHIEF FINANCIAL OFFICER                  TRACY EDMONSON, ESQ.
   INTELLIQUEST INFORMATION GROUP, INC.           LAURA BUSHNELL, ESQ.
   1250 CAPITAL OF TEXAS HIGHWAY SOUTH,             LATHAM & WATKINS
               BUILDING ONE                 505 MONTGOMERY STREET, SUITE 1900
           AUSTIN, TEXAS  78746           SAN FRANCISCO, CALIFORNIA 94111-2562
              (512) 329-0808                         (415) 391-0600

                (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                 NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

---------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES TO BE     AMOUNT OF     PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
           REGISTERED          SHARES TO BE   OFFERING PRICE PER  AGGREGATE OFFERING    REGISTRATION FEE
                                REGISTERED          SHARE                PRICE
---------------------------------------------------------------------------------------------------------
 COMMON STOCK, $0.0001 PAR
 VALUE PER SHARE. . . . . . .   790,000(1)         $9.25             $5,561,230(2)            $1,546
---------------------------------------------------------------------------------------------------------
 PREFERRED STOCK PURCHASE
 RIGHTS . . . . . . . . . . .   790,000         NOT APPLICABLE            (3)                 $100
---------------------------------------------------------------------------------------------------------

(1) The Registrant has previously registered 300,000 and 375,000 shares of its Common Stock under its 1996 Stock Plan and its 1997 Supplemental Option Plan with the Securities and Exchange Commission on May 3, 1996 and October 24, 1997, respectively. This amount covers 740,000 additional shares available for issuance under the Registrant's 1996 Stock Plan and 50,000 additional shares available for issuance under its 1997 Supplemental Option Plan.
(2) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee, based on the weighted average exercise price per share of $5.00 as to outstanding options to purchase 410,887 shares of Common Stock and the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 28, 1999 which average was $9.25.
(3) Rights to acquire shares of the Registrant's Series A Junior Participating Preferred Stock are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.


                               Exhibit Index on Page 7

                        REGISTRATION OF ADDITIONAL SECURITIES

          By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on May 3, 1996, Registration File No. 333-04618 (the "First Registration Statement"), the Registrant previously registered 300,000 shares of its Common Stock reserved for issuance from time to time in connection with the IntelliQuest Information Group, Inc. 1996 Stock Plan (the "1996 Stock Plan"). In February of 1997, the Registrant's Board of Directors (the "Board") authorized the amendment of the 1996 Stock Plan to increase the number of shares of Common Stock issuable thereunder by 400,000 shares to 700,000 shares, which amendment was approved by the Registrant's stockholders on May 15, 1997. In February of 1998, the Board authorized the amendment of the 1996 Stock Plan to further increase the number of shares of Common Stock issuable thereunder by 340,000 shares, increasing the total number of shares from 700,000 shares to 1,040,000 shares, which amendment was approved by the Registrant's stockholders on May 12, 1998. On October 24, 1997, Registration File No. 333-38669 (the "Second Registration Statement"), the Registrant previously registered 375,000 shares of its Common Stock reserved for issuance from time to time in connection with the IntelliQuest Information Group, Inc. 1997 Supplemental Option Plan (the "1997 Option Plan"). In January of 1998, the Board authorized the amendment of the 1997 Option Plan to increase the number of shares of Common Stock issuable thereunder by 50,000 shares to 425,000 shares. The Registrant is hereby registering an additional 740,000 shares of Common Stock issuable under the 1996 Stock Plan and an additional 50,000 shares of Common Stock issuable under the 1997 Option Plan and the Rights to acquire the Registrant's Series A Junior Participating Preferred Stock that are attached to and trade with the Common Stock. The contents of the First Registration Statement and Second Registration Statement are incorporated by reference herein.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the
Commission:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

               (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 1998, June 30, 1998 and September 30, 1998;

               (c) The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) or 15(d) under the Exchange Act on October 30, 1998;

               (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 333-12547) filed pursuant to Section 5 of the Securities Act on September 24, 1996, including any subsequently filed amendments and reports updating such description.

          In addition to the foregoing documents, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.   EXHIBITS

          See Index to Exhibits on page 7.

ITEM 9.   UNDERTAKINGS

          (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of January, 1999.

                                       INTELLIQUEST INFORMATION GROUP, INC.,
                                       a Delaware corporation


                                       By:        /s/ Edward Frazier
                                          ------------------------------------
                                                      Edward Frazier
                                                 Chief Operating Officer

                                  POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Edward Frazier as attorney-in-fact and agent, acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                         Date
---------                -----                                         ----

/s/ Peter Zandan
------------------------ Chairman of the Board                         January 29, 1999
Peter Zandan


/s/ Brian Sharples       Director, President and Chief Executive       January 29, 1999
------------------------ Officer (Principal Executive Officer)
Brian Sharples


/s/ William Wood
------------------------ Director                                      January 29, 1999
William P. Wood


/s/ Lee Walker
------------------------ Director                                      January 29, 1999
Lee Walker


/s/ Ed Frazier           Chief Operating Officer                       January 29, 1999
------------------------
Ed Frazier


/s/ Kit Webster          Vice President, Finance, Chief Financial      January 29, 1999
------------------------ Officer (Principal Financial Officer and
Francis S. Webster, III  Principal Accounting Offier) and Secretary

                                     INDEX TO EXHIBITS

   EXHIBIT
   -------
    *4.1    IntelliQuest Information Group, Inc. 1996 Stock Plan, as amended.

    *4.2 IntelliQuest Information Group, Inc. 1997 Supplemental Option Plan, as amended.

     4.3 Form of 1996 Stock Plan Stock Option Agreement. Previously filed by the Company in Registration No. 333-12547 and incorporated herein by reference.

     4.4    Form of 1997 Supplemental Option Plan Stock Option Agreement.
            Previously filed by the Company in Registration No. 000-27680 and incorporated herein by reference.

    *5.1    Opinion of Latham & Watkins

   *23.1    Consent of Latham & Watkins (included in Exhibit 5.1).

   *23.2    Consent of PricewaterhouseCoopers LLP

   *24 Power of Attorney (included on the signature page to this Registration Statement).


---------------------
*  Filed herewith